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                                                                    Exhibit 10.3

                      CHRONIC CARE SOLUTIONS HOLDING, INC.
                              STOCK INCENTIVE PLAN

     1.   PURPOSE.

          The purpose of the Plan is to assist the Company in attracting, retaining, motivating and rewarding Eligible Persons, and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of Participants with those of such stockholders. The Plan authorizes the award of stock-based incentives to Participants to encourage such persons to expend their maximum efforts in the creation of stockholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code to the extent deemed appropriate by the Committee.

     2.   DEFINITIONS.

          For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "Acquisition Agreement" means that certain Agreement and Plan of Merger, made and entered into August 31, 2005, among the Company, CCS Acquisition, Inc. and Chronic Care Solutions, Inc.

          (b) "Affiliate" means, with respect to any entity, any other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such entity.

          (c) "Award" means any Option, Restricted Stock or other Stock-based award granted under the Plan.

          (d) "Board" means the Board of Directors of the Company.

          (e) "Cause" means, in the absence of any employment agreement between a Participant and the Employer otherwise defining Cause, (i) incompetence, fraud, personal dishonesty, or acts of gross negligence or willful misconduct on the part of a Participant in the course of his or her employment or services;
(ii) a Participant's engagement in conduct that is materially injurious to the Company or its Affiliates; (iii) misappropriation by a Participant of the assets or business opportunities of the Company or its Affiliates; (iv) embezzlement or other financial fraud committed by a Participant, at his or her direction, or with his or her personal knowledge; (v) a Participant's conviction by a court of competent jurisdiction of, or pleading "guilty" or "no contest" to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) which could reasonably be expected to have a material adverse impact on the Company's or an Affiliate's reputation or business; or (vi) failure by a Participant to follow the lawful directions of a superior officer or the Board. In the event there is an employment agreement between a Participant and the Employer defining Cause, "Cause" shall have the meaning provided in such agreement.

          (f) "Change in Control" shall mean (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any "person" or "group" (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the

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Exchange Act) other than the Warburg Investors or their Affiliates; (ii) any person or group (together with their Affiliates), other than the Warburg Investors or their Affiliates, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of the Company and the Warburg Investors or their Affiliates cease to control the Board; or (iii) any merger, consolidation or similar transaction pursuant to which the stockholders of the Company immediately prior to such merger, consolidation or similar transaction own, in the aggregate, less than fifty percent (50%) of the voting securities of the Company outstanding immediately after such merger, consolidation or similar transaction and the Warburg Investors or their Affiliates cease to control the Board.

          (g) "Closing Date" shall have the meaning set forth in the Acquisition Agreement.

          (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

          (i) "Committee" means the Board or such other committee appointed by the Board consisting of two or more individuals. In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee, and no action of the Committee shall be void or invalid due to the participation of a member who is not a Qualified Member.

          (j) "Common Stock" means the Company's common stock, $0.01 par value, and such other securities as may be substituted for Common Stock pursuant to
Section 12 hereof.

          (k) "Company" means Chronic Care Solutions Holding, Inc., a Delaware corporation.

          (l) "Company Securities" means any equity securities purchased by the Warburg Investors in connection with the Closing.

          (m) "Competitive Activity" means, with respect to any Participant, any activity reasonably determined by the Committee to be competitive with the business of the Employer of the Participant.

          (n) "Disability" means, in the absence of any employment agreement between a Participant and the Employer otherwise defining Disability, the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. In the event there is an employment agreement between a Participant and the Employer defining Disability, "Disability" shall have the meaning provided in such agreement.

          (o) "Eligible Person" means (i) each employee of the Company or of any of its Affiliates, including each such person who may also be a director of the Company and/or its Affiliates; (ii) each non-employee director of the Company and/or its Affiliates; (iii) each other person who provides substantial services to the Company and/or its Affiliates and who is designated as eligible by the Committee; and (iv) any person who has been offered employment


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by the Company or its Affiliates; provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or its Affiliates. An employee on an approved leave of absence may be considered as still in the employ of the Company or its Affiliates for purposes of eligibility for participation in the Plan.

          (p) "Employer" means either the Company or an Affiliate of the Company that the Participant (determined without regard to any transfer of an Award) is principally employed by or provides services to, as applicable.

          (q) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

          (r) "Exit Event" means a Change in Control or a Liquidity Event, as applicable.

          (s) "Exit Vested Option" means an Option subject to the vesting schedule provided in Section 6(e)(iii) below.

          (t) "Exit Vested Restricted Stock" means Restricted Stock subject to the vesting schedule provided in Section 7(c)(iii) below.

          (u) "Expiration Date" means the date upon which the term of an Option expires, as determined under Section 6(b) hereof.

          (v) "Fair Market Value" means (i) prior to an Initial Public Offering, the fair market value per share of Stock, as determined by the Board in good faith, (ii) at the time of an Initial Public Offering, the per share price offered to the public in such Initial Public Offering, and (iii) after an Initial Public Offering, on any date (A) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (B) if the Stock is not listed on any national securities exchange but is listed on the Nasdaq National Market System, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported. If, after an Initial Public Offering, the Stock is not listed on a national securities exchange or the Nasdaq National Market System, the Fair Market Value shall mean the amount determined by the Board in good faith to be the fair market value per share of Stock, on a fully diluted basis.

          (w) "Former Company Securityholders Indemnification Agreement" shall have the meaning ascribed to such term in the MPTC Merger Agreement.

          (x) "Initial Public Offering" means an initial public offering of the Stock registered under the Securities Act pursuant to an effective registration statement.

          (y) "IPO Date" means the effective date of the registration statement for the Initial Public Offering.


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          (z) "Liquidity Event" means (i) the sale by the Warburg Investors of any portion of the Company Securities to another person or group (other than any Warburg Investor or any Affiliate thereof) in which the Warburg Investors receive cash or marketable securities, and which does not otherwise constitute a Change in Control, or (ii) any distribution by the Warburg Investors of any portion of the Company Securities to another person or group (other than any Warburg Investor or any Affiliate thereof) which does not otherwise constitute a Change in Control.

          (aa) "Lock-Up Period" shall have the meaning set forth in Section 10(a) below.

          (bb) "MPTC Merger Agreement" means that certain Agreement and Plan of Merger, made and entered into August 12, 2005, among MPTC Holdings, Merger Sub and the Company.

          (cc) "Option" means a conditional right, granted to a Participant under Section 6 hereof, to purchase Stock at a specified price during specified time periods. Options under the Plan are not intended to qualify as "incentive stock options" meeting the requirements of Section 422 of the Code.

          (dd) "Option Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.

          (ee) "Participant" means an Eligible Person who has been granted an Award under the Plan, or if applicable, such other person or entity who holds an Award.

          (ff) "Permitted Transfer" shall mean any transfer by a Participant of all or any portion of his or her shares of Stock (i) to or for the benefit of any spouse, child or grandchild of the Participant, or (ii) to a trust or partnership for the benefit of any of the foregoing, including transfers by will or the laws of descent and distribution; provided, however, that, it shall be a condition of each such transfer, that (x) the transferee agrees to be bound by the terms of the Plan and the applicable Option Agreement as though no such transfer had taken place, and that (y) the Participant has complied with all applicable law in connection with such transfer.

          (gg) "Plan" means this Chronic Care Solutions Holding, Inc. Stock Incentive Plan.

          (hh) "Preferred Stock" means the Company's Series A Convertible Preferred Stock, and such other securities as may be substituted for Preferred Stock pursuant to Section 12 hereof

          (ii) "Prime Rate" shall mean the rate from time to time published in the "Money Rates" section of The Wall Street Journal as being the "Prime Rate" (or, if more than one rate is published as the Prime Rate, then the highest of such rates).

          (jj) "Prior Options" means those options held by Participants prior to the closing of the transactions contemplated by the MPTC Merger Agreement that were replaced by the Rollover Options pursuant to the terms and conditions of the MPTC Merger Agreement.


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          (kk) "QPO Date" means the effective date of the registration statement for the Qualified Public Offering.

          (ll) "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Regulation 1.162-27(c) under Code Section 162(m).

          (mm) "Qualified Public Offering" shall have the meaning ascribed to such term in the Restated Certificate of Incorporation of the Company.

          (nn) "Repurchase Price" means:

               (i) on or following a Participant's termination of employment or service, as applicable, other than by the Employer for Cause, an amount equal to the Fair Market Value of the Stock on the date of repurchase; or

               (ii) on or following a Participant's termination of employment or service, as applicable, by the Employer for Cause, the lesser of (A) the original purchase price paid for such shares of Stock, and (B) the Fair Market Value of the Stock on the date of repurchase.

          (oo) "Restricted Stock" means Stock granted to a Participant under
Section 7 hereof that is subject to certain restrictions and to a risk of forfeiture.

          (pp) "Restricted Stock Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock grant.

          (qq) "Rollover Restricted Preferred Stock" means Preferred Stock granted to a Participant pursuant to Section 8 hereof to replace Prior Options and that is subject to certain restrictions and to a risk of forfeiture.

          (rr) "Rollover Restricted Preferred Stock Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Rollover Restricted Preferred Stock grant.

          (ss) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

          (tt) "Securities Act" means the Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

          (uu) "Stock" means:

               (i) With respect to all Awards other than the Rollover Restricted Preferred Stock, the Common Stock; and


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               (ii) With respect to the Rollover Restricted Preferred Stock, the
     Preferred Stock.

          (vv) "Stockholders' Agreement" means that certain Stockholders' Agreement by and among the Company and certain stockholders of the Company dated as of the Closing Date.

          (ww) "Time Vested Option" means an Option subject to the vesting schedule provided in Section 6(e)(ii) below.

          (xx) "Time Vested Restricted Stock" means Restricted Stock subject to the vesting schedule provided in Section 7(c)(ii) below.

          (yy) "Warburg Exit Percentage" means:

               (i) in the case of a Liquidity Event, a percentage equal to 100 multiplied by the quotient of (A) the aggregate amount of equity securities of the Company that the Warburg Investors sell in connection with such Liquidity Event (determined on a fully diluted basis), divided by (B) the aggregate amount of equity securities of the Company acquired by the Warburg Investors on the Closing, in each case, as adjusted for changes in capitalization; and

               (ii) in the case of a Change in Control, 100% less the sum of each Warburg Exit Percentage applicable to any Liquidity Event occurring prior to such Change in Control.

          (zz) "Warburg Investors" means, collectively, Warburg Pincus Private Equity IX, L.P. and any other related fund of Warburg Pincus & Co. that holds equity securities of Holdings.

     3.   ADMINISTRATION.

          (a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (i) select Eligible Persons to become Participants; (ii) grant Awards; (iii) determine the type, number, and other terms and conditions of, and all other matters relating to, Awards; (iv) prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan; (v) construe and interpret the Plan and Award agreements and correct defects, supply omissions, or reconcile inconsistencies therein; and (vi) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires. Any action of the Committee shall be final, conclusive and binding on all persons, including, without limitation, the Company, its Affiliates, Eligible Persons, Participants and beneficiaries of Participants.


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          (b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members; and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

          (c) Delegation. The Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including but not limited to administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any person or entity who is not an employee of the Company or any of its Affiliates shall be expressly approved by the Committee.

          (d) Section 409A. The Committee shall take into account compliance with Section 409A of the Code in connection with any grant of an Award under the Plan, to the extent applicable.

     4.   SHARES AVAILABLE UNDER THE PLAN.

          (a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 12 hereof, the total number of shares of (i) Common Stock reserved and available for delivery in connection with Awards under the Plan other than Rollover Restricted Preferred Stock shall be 24,680,176, and (ii) Preferred Stock reserved and available for delivery in connection Rollover Restricted Preferred Stock shall be 3,167,325. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase.

          (b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. To the extent that an Award other than Rollover Restricted Preferred Stock expires or is canceled, forfeited, settled in cash or otherwise terminated or concluded without a delivery to the Participant of the full number of shares to which the Award related, the undelivered shares will again be available for Awards. Shares withheld in payment of the exercise price or taxes relating


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to an Award other than Rollover Restricted Preferred Stock and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award other than Rollover Restricted Preferred Stock shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that, where shares are withheld or surrendered more than ten years after the date of the most recent stockholder approval of the Plan or any other transaction occurs that would result in shares becoming available under this Section 4(b), such shares shall not become available if and to the extent that it would constitute a material revision of the Plan subject to stockholder approval under then applicable rules of the national securities exchange on which the Stock is listed or the Nasdaq National Market System, as applicable.

     5.   ELIGIBILITY; LIMITATIONS ON AWARDS.

          (a) Grants to Eligible Persons. Awards may be granted under the Plan only to Eligible Persons.

          (b) 162(m) Limitation. Subject to Section 12 relating to adjustments, no Eligible Person who is an employee of the Employer shall be eligible to be granted Awards covering more than 8,000,000 shares of Stock during any calendar year. This subsection (b) shall not apply prior to the IPO Date and, following the IPO Date, this subsection (b) shall not apply until (i) the earliest of: (1) the first material modification of the Plan (including any increase in the number of shares of Stock reserved for issuance under the Plan other than in accordance with Section 12 hereof); (2) the issuance of all of the shares of Stock reserved for issuance under the Plan; (3) the expiration of the Plan; or
(4) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

     6.   OPTIONS.

          (a) General. Options granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The provisions of separate Options shall be set forth in an Option Agreement, which agreements need not be identical.

          (b) Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

          (c) Exercise Price. The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Stock on the date of grant.

          (d) Payment for Stock. Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full, upon exercise of the
Options: (i) in immediately available funds in United States dollars, or by certified or bank cashier's check; (ii) by surrender to the Company of shares of Stock which (A) have been held by the Participant for at least six-


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months, or (B) were acquired from a person other than the Company; (iii) by a combination of (i) and (ii); or (iv) by any other means approved by the Committee. Anything herein to the contrary notwithstanding, the Company shall not directly or indirectly extend or maintain credit, or arrange for the extension of credit, in the form of a personal loan to or for any director or executive officer of the Company through the Plan in violation of Section 402 of the Sarbanes-Oxley Act of 2002 ("Section 402 of SOX"), and to the extent that any form of payment would, in the opinion of the Company's counsel, result in a violation of Section 402 of SOX, such form of payment shall not be available.

          (e) Vesting.

               (i) General. Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case, as set forth in subsections (ii) or (iii) below, or as may otherwise be determined by the Committee and set forth in the Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Employer, and all vesting shall cease upon a Participant's termination of employment or services with the Employer for any reason. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

               (ii) Time Vested Options. Subject to a Participant's continued employment or service, as applicable, with the Employer, twenty five percent (25%) of a Participant's Time Vested Options shall vest on the one
     (1) year anniversary of the date of grant, and the remaining seventy five percent (75%) of the Time Vested Options shall vest pro rata on each monthly anniversary of the date of grant over the subsequent three (3) year period following such one (1) year anniversary of the date of grant.

               (iii) Exit Vested Options. Subject to a Participant's continued employment or service, as applicable, with the Employer through the date of the Exit Event, for each whole percentage that the internal rate of return achieved by the Warburg Investors in connection with such Exit Event exceeds twenty percent (20%), a number of such Participant's Exit Vested Options shall vest on such Exit Event equal to ten percent (10%) of the Exit Vested Options granted to such Participant multiplied by the Warburg Exit Percentage. For purposes of the preceding sentence, the actual internal rate of return achieved by the Warburg Investors shall be rounded up or down to the nearest whole percentage. All Exit Vested Options which have not otherwise vested in accordance with this subsection (iii) in connection with a Change in Control (or have previously vested upon a prior Exit Event) shall expire as of the date of such Change in Control.

          (f) Transferability of Options. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, Options shall be transferable


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to the extent provided in the Option Agreement or otherwise determined by the
Committee; provided, however, that no Rollover Option shall be transferable unless the Prior Option it replaces was transferable pursuant to the terms of the Prior Option.

          (g) Termination of Employment or Service. Except as may otherwise be provided by the Committee in the Option Agreement:

               (i) If prior to the Expiration Date, a Participant's employment or service, as applicable, with the Employer terminates for any reason other than (A) by the Employer for Cause, or (B) by reason of the Participant's death or Disability, (1) all vesting with respect to the Options shall cease, (2) any unvested Options shall expire as of the date of such termination, and (3) any vested Options shall remain exercisable until the earlier of the Expiration Date or the date that is ninety (90) days after the date of such termination.

               (ii) If prior to the Expiration Date, a Participant's employment or service, as applicable, with the Employer terminates by reason of such Participant's death or Disability, (A) all vesting with respect to the Options shall cease, (B) any unvested Options shall expire as of the date of such termination, and (C) any vested Options shall expire on the earlier of the Expiration Date or the date that is twelve (12) months after the date of such termination due to death or Disability of the Participant. In the event of a Participant's death, the Options shall remain exercisable by the person or persons to whom a Participant's rights under the Options pass by will or the applicable laws of descent and distribution until its expiration, but only to the extent the Options were vested by such Participant at the time of such termination due to death.

               (iii) If prior to the Expiration Date, a Participant's employment or service, as applicable, with the Employer is terminated by the Employer for Cause, all Options (whether or not vested) shall immediately expire as of the date of such termination.

     7.   RESTRICTED STOCK.

          (a) General. Restricted Stock granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement, which agreements need not be identical. Subject to the restrictions set forth in Section 7(b) and Section 10 below, except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends, if any, with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant's account, in which case, unless otherwise provided in a Participant's Restricted Stock Agreement, such cash dividends or stock dividends so withheld shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which they relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.


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          (b) Restrictions on Transfer. In addition to any other restrictions set forth in a Participant's Restricted Stock Agreement, until such time that the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock. Notwithstanding anything contained herein to the contrary, the Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

          (c) Vesting.

               (i) General. Restricted Stock shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case, as set forth in subsections
     (ii) and (iii) below, or as may otherwise be determined by the Committee and set forth in the Restricted Stock Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of the Restricted Stock, which acceleration shall not affect the terms and conditions of any such Restricted Stock other than with respect to vesting. Unless otherwise specifically determined by the Committee, the vesting of Restricted Stock shall occur only while the Participant is employed or rendering services to the Employer, and all vesting shall cease upon a Participant's termination of employment or services with the Employer for any reason.

               (ii) Time Vested Restricted Stock. Subject to a Participant's continued employment or service, as applicable, with the Employer, twenty five percent (25%) of a Participant's Time Restricted Stock shall vest on the one (1) year anniversary of the date of grant, and the remaining seventy five percent (75%) of the Time Vested Restricted Stock shall vest pro rata on each monthly anniversary of the date of grant over the subsequent three (3) year period following such one (1) year anniversary of the date of grant.

               (iii) Exit Vested Restricted Stock. Subject to a Participant's continued employment or service, as applicable, with the Employer through the date of the Exit Event, for each whole percentage that the internal rate of return achieved by the Warburg Investors in connection with such Exit Event exceeds twenty percent (20%), a number of such Participant's Exit Vested Restricted Stock shall vest on such Exit Event equal to ten percent (10%) of the Exit Vested Restricted Stock granted to such Participant multiplied by the Warburg Exit Percentage. For purposes of the preceding sentence, the actual internal rate of return achieved by the Warburg Investors shall be rounded up or down to the nearest whole percentage. All Exit Vested Restricted Stock which has not otherwise vested in accordance with this subsection (iii) in connection with a Change in Control (or have previously vested upon a prior Exit Event) shall be forfeited without further consideration as of the date of such Change in Control.

          (d) Certificates. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Restricted Stock shall be held in book entry form rather than delivered to the Participant pending the release of the applicable restrictions.

          (e) Termination of Employment or Service. Except as may otherwise be provided by the Committee in the Restricted Stock Agreement, if, prior to the time that the Restricted Stock has vested, a Participant's employment or service, as applicable, terminates for any reason, (i) all vesting with respect to the Restricted Stock shall cease, and (ii) as soon as practicable following such termination, the Company shall repurchase from the Participant, and the Participant shall sell, any unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock, or if the original purchase price is equal to $0, such unvested shares of Restricted Stock shall be forfeited by the Participant to the Company for no consideration as of the date of such termination.

     8.   ROLLOVER RESTRICTED PREFERRED STOCK

          (a) General. Rollover Restricted Preferred Stock granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Stock grant shall be evidenced by a Rollover Restricted Preferred Stock Agreement, which agreements need not be identical. Subject to the restrictions set forth in Section 8(c) and Section 10 below, except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Rollover Restricted Preferred Stock, including the right to vote such Rollover Restricted Preferred Stock. At the discretion of the Committee, cash dividends and stock dividends, if any, with respect to the Rollover Restricted Preferred Stock may be either currently paid to the Participant or withheld by the Company for the Participant's account, in which case, unless otherwise provided in a Participant's Rollover Restricted Preferred Stock Agreement, such cash dividends or stock dividends so withheld shall be subject to forfeiture to the same degree as the shares of Rollover Restricted Preferred Stock to which they relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

          (b) Restrictions on Transfer. In addition to any other restrictions set forth in a Participant's Rollover Restricted Preferred Stock Agreement, until such time that the Rollover Restricted Preferred Stock has vested pursuant to the terms of the Rollover Restricted Preferred Stock Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Rollover Restricted Preferred Stock. Notwithstanding anything contained herein to the contrary, the Committee shall have the authority to remove any or all of the restrictions on the Rollover Restricted Preferred Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Rollover Restricted Preferred Stock Award, such action is appropriate.

          (c) Vesting. Rollover Restricted Preferred Stock shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case, as set forth in the Restricted Stock Agreement, which shall provide for the same vesting schedule as the Prior Option it replaces; provided, however, that if such Prior Option vested upon achievement of EBITDA or other financial targets, such targets shall be appropriately adjusted to reference the financial performance of the Company or appropriate division or subsidiary thereof. Notwithstanding the foregoing, the Committee may in its sole discretion accelerate the vesting of the Rollover Restricted Preferred Stock, which acceleration shall not affect the terms and conditions of any such Rollover Restricted Preferred Stock other than with respect to vesting. Unless otherwise specifically determined by the Committee, the vesting of Rollover Restricted Preferred Stock shall occur only while the Participant is employed or rendering services to the Employer, and all vesting shall cease upon a Participant's termination of employment or services with the Employer for any reason.

          (d) Certificates. Rollover Restricted Preferred Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Rollover Restricted Preferred Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Rollover Restricted Preferred Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Rollover Restricted Preferred Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Rollover Restricted Preferred Stock shall be held in book entry form rather than delivered to the Participant pending the release of the applicable restrictions.

          (e) Termination of Employment or Service. Except as may otherwise be provided by the Committee in the Rollover Restricted Preferred Stock Agreement, if, prior to the time that the Restricted Stock has vested, a Participant's employment or service, as applicable, terminates for any reason, (i) all vesting with respect to the Rollover Restricted Preferred Stock shall cease, and (ii) as soon as practicable following such termination, the Company shall repurchase from the Participant, and the Participant shall sell, any unvested shares of Rollover Restricted Preferred Stock at a purchase price equal to the original purchase price paid for the Restricted Stock, or if the original purchase price is equal to $0, such unvested shares of Rollover Restricted Preferred Stock shall be forfeited by the Participant to the Company for no consideration as of the date of such termination.

          (f) Indemnification Agreement. Notwithstanding anything herein to the contrary, unless waived by the Committee, it shall be a condition to the grant and vesting of the Rollover Restricted Preferred Stock to a Participant that, prior to the vesting of the Rollover Restricted Preferred Stock, such Participant (i) executes and delivers the Former Company Securityholders Indemnification Agreement to the Company, and (ii) makes any payments to the Parent Indemnified Parties (as defined in the Former Company Securityholders Indemnification Agreement) that Participant would have been required by the Former Company Securityholders Indemnification Agreement to make had Participant been a securityholder of MPTC Holdings, Inc. immediately prior to the consummation of the transactions contemplated by the MPTC Merger Agreement, which payments may be made in cash or, at the election of the Participant, by reducing the number of shares of Stock otherwise deliverable to the Participant upon vesting of the Rollover Restricted Preferred Stock by the number of shares of Rollover Restricted Preferred Stock having an aggregate value equal to the amount of such payments.

Notwithstanding anything herein to the contrary, for purposes of determining the value of the Rollover Restricted Preferred Stock for this Section 8(f) only, the Rollover Restricted Preferred Stock shall be valued at the Stated Value (as defined in the Company's Restated Certificate of Incorporation executed on September 30, 2005).

          (g) Tax Withholding. Notwithstanding the provisions of Section 17, unless otherwise approved by the Committee at the time of vesting, upon vesting of any Rollover Restricted Preferred Stock prior to the IPO Date, shares of Preferred Stock shall be used to satisfy applicable tax withholding requirements, with such shares shall be valued at their Fair Market Value as of the vesting date of the Rollover Restricted Preferred Stock.

     9.   OTHER STOCK-BASED AWARDS.

          The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan.

     10.  RESTRICTIONS ON STOCK.

          (a) Prohibition on Transfers. Except as otherwise approved by the Committee, or pursuant to subsections (b) through (d) below, shares of Stock acquired by a Participant pursuant to vesting and/or exercise of any Award granted hereunder may not be sold, transferred or otherwise disposed of prior to the one hundred eightieth (180th) day following the QPO Date, or such longer period imposed by any underwriter managing the Qualified Public Offering on the Warburg Investors (the "Lock-Up Period"); provided, however, that shares of Stock may be transferred by a Participant pursuant to a Permitted Transfer. If requested by the underwriters managing any Qualified Public Offering, each Participant shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the Stock (or securities) subject to the foregoing restriction until the end of such Lock-Up Period.

          (b) Voting Proxy. As a condition of the grant of any Award hereunder, each Participant shall grant the Warburg Investors, acting jointly, such Participant's irrevocable proxy, and shall appoint the Warburg Investors, or any designee or nominee of the Warburg Investors, as such Participant's attorney-in-fact (with full power of substitution and resubstitution), for and in its name, place and stead, to (i) vote or act by written consent with respect to the Stock (whether or not vested) now or hereafter owned by such Participant (or any transferee) (including the right to sign his or her name (as a stockholder) to any consent, certificate or other document relating to the Company that applicable law may require) in connection with any and all matters, including, without limitation, the election of directors (other than any amendment to the Plan that would require stockholder approval), and (ii) if requested by the underwriters managing any public offering of the Stock, execute a lock-up agreement containing terms consistent with Section 9(a) of the Plan. The proxy described in this subsection (b) shall be coupled with an interest and shall be irrevocable, and each Participant will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. The proxy described in this subsection (b) shall terminate upon the expiration of the Lock-Up Period.

          (c) Drag-Along Rights.

               (i) If the Warburg Investors are proposing to sell to one or more third parties fifty percent (50%) or more of the number of Company Securities beneficially owned by them on any date of determination, the Warburg Investors shall have the right to require each Participant to sell, in accordance with the immediately following sentence hereof, all or a portion of such Participant's shares of Stock received in connection with an Award granted hereunder in such sale. In the event that the Warburg Investors require the Participants to sell all or a portion of their shares of Stock pursuant to this Section 10(c), such Participants shall be required to include in such sale an amount of shares of Stock equal to the aggregate number of shares of Stock owned by such Participant as of the date of the proposed sale multiplied by a fraction, the numerator of which shall be the number of Company Securities that the Warburg Investors is proposing to sell in such sale, and the denominator of which is the aggregate number of Company Securities owned by the Warburg Investors, in each case, as of the date of the proposed sale. A Participant required to sell any shares of Stock pursuant to this Section 10(c), shall be entitled to receive in exchange therefor the purchase price per share of Stock received by the Warburg Investors with respect to shares of Stock in such transaction (less, in the case of options, warrants or other convertible securities, the exercise or purchase price thereof), and shall otherwise participate in such transaction on other terms and conditions not less favorable to such Participant than those applicable to the Warburg Investors.

               (ii) To exercise the rights granted under this Section 10(c), the Warburg Investors shall give each other Participant a written notice, not less than fifteen (15) days prior to the proposed sale, containing (i) the name and address of the proposed transferee(s) and (ii) the proposed purchase price with respect to the shares of Stock, terms of payment and other material terms and conditions of the offer of the proposed transferee(s), including the expected closing date of the sale. Each Participant shall thereafter be obligated to sell his or her shares of Stock to the proposed transferee(s) or vote his or her shares of Stock in favor of the proposed transaction, as the case may be, in accordance with
     Section 10(c)(i) above.

               (iii) Notwithstanding anything contained in this Section 10(c), in the event that all or a portion of the purchase price for the shares of Stock being purchased consists of securities and the sale of such securities to any Participant would, by virtue of the fact that such Participant is not an "accredited investor" (within the meaning of Rule 501(a) under the Securities Act), require either a registration under the Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act (or any successor regulation) or a similar provision of any state securities law, then, at the option of the Warburg Investors, any one or more of such Participants may receive, in lieu of such securities, the Fair Market Value of such securities in cash, as determined in good faith by the Board.

               (iv) For these purposes of this Section 10(c), the term "Stock" shall be deemed to include any warrants, options or other convertible securities to acquire shares of Stock.

          (d) Repurchase Rights Upon Termination of Employment.

               (i) If, prior to the QPO Date, a Participant's employment or service with the Employer terminates for any reason then, during the period commencing on the date of such termination and ending on the QPO Date, in addition to any repurchase right of the Company with respect to unvested shares of Restricted Stock as provided in Section 7 above, the Company shall have the right to repurchase the shares of Stock received pursuant to Awards granted hereunder at a per share price equal to the Repurchase Price (the "Repurchase Right"). The Repurchase Right shall be exercisable upon written notice to a Participant indicating the number of shares of Stock to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. The certificates representing the shares of Stock to be repurchased shall be delivered to the Company prior to the close of business on the date specified for the repurchase.

               (ii) If the Company exercises the Repurchase Right following a Participant's termination of employment or service, as applicable, by the Employer without Cause, by reason of such Participant's death or Disability, or by such Participant for "good reason" pursuant to such Participant's employment agreement with the employer (but only to the extent "good reason" is defined under such employment agreement), the aggregate Repurchase Price shall be paid in a lump-sum at the time of repurchase.

               (iii) If the Company exercises the Repurchase Right following a Participant's termination of employment or service, as applicable, (A) by the Employer for Cause or (B) by such Participant for any reason (other than for "good reason," if applicable), the Company shall be permitted to issue a promissory note equal to the aggregate Repurchase Price in lieu of a cash payment; provided, however, that such promissory note shall have a maturity date that does not exceed three (3) years from the date of such repurchase, shall bear simple interest of not less than the Prime Rate in effect on the date of such repurchase, and shall be payable as to interest in equal monthly installments during the term of the note and as to principal on the maturity date. The Company shall be permitted to assign the Repurchase Right to the Warburg Investors or any of its Affiliates that are stockholders of the Company at the time of such assignment.

          (e) Stockholders' Agreement. Notwithstanding anything contained in this Section 10 to the contrary, if a Participant is a party to the Stockholders' Agreement, the provisions of this Section 10 shall be disregarded with respect to such Participant and the provisions of the Stockholders' Agreement shall instead govern and control.

     11.  COMPETITIVE ACTIVITIES

          Notwithstanding anything contained in the Plan to the contrary, in the event that a Participant engages in any Competitive Activity during the term of such Participant's employment or service with the Employer or during the six (6) month period following such Participant's termination of employment or service with the Employer for any reason, the Committee may determine, in its sole discretion, to (a) require all Awards held by such

Participant to be immediately forfeited and returned to the Company without additional consideration, (b) require all shares of Stock acquired upon the exercise or vesting of Awards within the twelve (12) month period prior to the date of such Competitive Activity to be immediately forfeited and returned to the Company without additional consideration, and (c) to the extent that such Participant received any profit from the sale of an Award or the Stock underlying an Award within the twelve (12) month period prior to the date of such Competitive Activity, require that such Participant promptly repay to the Company any profit received pursuant to such sale. This Section 11 shall not apply to Awards which are Rollover Options.

     12.  ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

          (a) Capitalization Adjustments. The aggregate number of shares of Stock which may be granted or purchased pursuant to Awards granted hereunder, the number of shares of Stock covered by each outstanding Award, and the price per share thereof in each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee in good faith and in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee in good faith to be fair and equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award; (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan; or (iii) for any other reason which the Committee determines, in its sole discretion and acting in good faith, to otherwise warrant equitable adjustment.

          (b) Corporate Events. Notwithstanding the foregoing, except as may otherwise be provided in an Award agreement, in the event of (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash; (iii) a Change in Control; or (iv) the reorganization or liquidation of the Company (each, a "Corporate Event"), in lieu of providing the adjustment set forth in subsection (a) above, the Committee may, in its discretion, provide that all outstanding Awards shall terminate as of the consummation of such Corporate Event, and provide that holders of Awards will receive a payment in respect of cancellation of their Awards based on the amount of the per share consideration being paid for the Stock in connection with such Corporate Event, and in the case of Options and other Awards with an exercise price or similar provision, less the applicable exercise price; provided, however, if the Corporate Event is a Change in Control, holders of Exit Vested Options and/or shares of Exit Vested Restricted Stock shall only be entitled to receive payment in respect of cancellation of Exit Vested Options that have either previously vested or would otherwise vest pursuant to Section 6(e)(iii) above or Section 7(c)(iii) above, as applicable, in connection with such Change in Control, and any Exit Vested Options and/or shares of Exit Vested Restricted Stock which have not previously vested and would not vest as a result of such Change in Control shall be forfeited and cancelled without additional consideration paid to such holder. Payments to holders pursuant to the preceding sentence shall be made in cash, or, in the sole discretion of the Committee, in such other consideration necessary for a holder of an Award to receive property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time.

          (c) Fractional Shares. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Award.

     13.  USE OF PROCEEDS.

          The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

     14.  RIGHTS AND PRIVILEGES AS A STOCKHOLDER.

          Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

     15.  EMPLOYMENT OR SERVICE RIGHTS.

          No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

     16.  COMPLIANCE WITH LAWS.

          The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     17.  WITHHOLDING OBLIGATIONS.

          As a condition to the exercise or vesting, as applicable, of any Award, the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all Federal, state and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting or exercise. The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements and such shares shall be valued at their Fair Market Value as of the settlement date of the Award; provided, however, that the aggregate Fair Market Value of the number of shares of Stock that may be used to satisfy tax withholding requirements may not exceed the minimum statutory required withholding amount with respect to such Award.

     18.  AMENDMENT OF THE PLAN OR AWARDS.

          (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan; provided, however, that without stockholder approval, the Board shall not make any amendment to the Plan which would increase the maximum number of shares of Stock which may be issued pursuant to Awards under the Plan, except as contemplated by Section 12 hereof, or, following the IPO Date, which would otherwise violate the stockholder approval requirements of the national securities exchange on which the Stock is listed or the Nasdaq National Market System, as applicable.

          (b) No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless the Participant consents in writing.

          (c) Amendment of Stock Awards. The Committee, at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless the Participant consents in writing.

     19.  TERMINATION OR SUSPENSION OF THE PLAN.

          The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

     20.  EFFECTIVE DATE OF THE PLAN.

          The Plan is effective as of the Closing Date.

     21.  MISCELLANEOUS.

          (a) Awards to Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations and customs of the country in which the Participant is then a resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad, shall be comparable to the value of such Award to a Participant who is a resident or primarily employed in the United States. An Award may be modified under this Section 21(a) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under
Section 16(b) of the Exchange Act for the Participant whose Award is modified.

          (b) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

          (c) Payments Following Accidents or Illness. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

          (d) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

          (e) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

          (f) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than such member.

          (g) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                                      * * *